As filed with the Securities and Exchange Commission on January 3, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ATARA BIOTHERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	46-0920988
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2380 Conejo Spectrum Street, Suite 200

Thousand Oaks, California 91320

(805) 623-4211

(Address, including zip code and telephone number, of Registrant’s principal executive offices)

Atara Biotherapeutics, Inc. Amended and Restated 2014 Equity Incentive Plan

Atara Biotherapeutics, Inc. 2014 Employee Stock Purchase Plan

Pascal Touchon

Chief Executive Officer

2380 Conejo Spectrum Street, Suite 200

Thousand Oaks, California 91320

(805) 623-4211

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Eric Hyllengren Chief Financial Officer 2380 Conejo Spectrum Street, Suite 200 Thousand Oaks, California 91320 (805) 623-4211	Carlton Fleming Sidley Austin LLP 555 California Street, Suite 2000 San Francisco, California 94104 (415) 772-1200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

Atara Biotherapeutics, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 for the purpose of registering (a) an additional 5,322,349 shares of Common Stock, $0.0001 par value per share, of the Registrant (the “Common Stock”), issuable to eligible persons under the Atara Biotherapeutics, Inc. Amended and Restated 2014 Equity Incentive Plan (the “2014 Plan”), which Common Stock is in addition to the shares of Common Stock registered on the Registrant’s Form S-8 filed on October 21, 2014 (File No. 333-199508), Form S-8 filed on May 12, 2015 (File No. 333-204076), Form S-8 filed on March 4, 2016 (File No. 333-209961), Form S-8 filed on November 4, 2016 (File No. 333-214431), Form S-8 filed on August 7, 2017 (File No. 333-219763), Form S-8 filed on February 27, 2018 (File No. 333-223254), Form S-8 filed on February 26, 2019 (File No. 333-229861), Form S-8 filed on February 27, 2020 (File No. 333-236704), Form S-8 filed on March 1, 2021 (File No. 333-253734), Form S-8 filed on February 28, 2022 (File No. 333-263109) and Form S-8 filed on February 9, 2023 (File No. 333-269647) and (b) an additional 230,769 shares of Common Stock issuable to eligible persons under the Atara Biotherapeutics, Inc. 2014 Employee Stock Purchase Plan (the “2014 ESPP”), which Common Stock is in addition to the shares of Common Stock registered on the Registrant’s Form S-8 October 21, 2014 (File No. 333-199508), Form S-8 filed on May 12, 2015 (File No. 333-204076), Form S-8 filed on March 4, 2016 (File No. 333-209961), Form S-8 filed on August 7, 2017 (File No. 333-219763), Form S-8 filed on February 27, 2018 (File No. 333-223254), Form S-8 filed on February 26, 2019 (File No. 333-229861), Form S-8 filed on February 27, 2020 (File No. 333-236704), Form S-8 filed on March 1, 2021 (File No. 333-253734), Form S-8 filed on February 28, 2022 (File No. 333-263109) and Form S-8 filed on February 9, 2023 (File No. 333-269647).

PART II

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the Securities and Exchange Commission (the “SEC”) are incorporated by reference into this Registration Statement:

(a)

the contents of the earlier registration statements on Form S-8 relating to the 2014 Plan and 2014 ESPP, previously filed with the SEC on October 21, 2014 (File No. 333-199508), May 12, 2015 (File No.  333-204076), March 4, 2016 (File No.  333-209961), November 4, 2016 (File No.  333-214431), August 7, 2017 (File No.  333-219763), February 27, 2018 (File No. 333-223254), Form S-8 filed on February 26, 2019 (File No. 333-229861), Form S-8 filed on February 27, 2020 (File No. 333-236704), Form S-8 filed on March 1, 2021 (File No. 333-253734), Form S-8 filed on February 28, 2022 (File No. 333-263109) and Form S-8 filed on February 9, 2023 (File No. 333-269647).

(b)

the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022, which includes audited financial statements for the Registrant’s latest fiscal year, filed with the SEC on February 8, 2023 (the “2022 Form 10-K”).

(c)

the Registrant’s Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2023, June 30, 2023, September 30, 2023, filed with the SEC on May 8, 2023, August  8, 2023, and November 1, 2023, respectively.

(d)

the Registrant’s Current Reports on Form 8-K filed with the SEC on January  6, 2023, February  8, 2023, March  31, 2023, May  8, 2023, May  12, 2023, June  5, 2023, June  9, 2023, September  20, 2023, November  1, 2023, November  9, 2023, and December 20, 2023.

(e)

the description of the Common Stock contained in the Registrant’s registration statement on Form 8-A filed with the SEC on July  16, 2014, including any amendments or reports filed for the purposes of updating this description, including Exhibit 4.5 to the 2022 Form 10-K.

(f)

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	EXHIBITS

Exhibit Number	Description

4.1 (1)	Amended and Restated Certificate of Incorporation of Atara Biotherapeutics, Inc.

4.2 (2)	Second Amended and Restated Bylaws of Atara Biotherapeutics, Inc.

4.3 (3)	Form of common stock certificate.

5.1 *	Opinion of Sidley Austin LLP.

23.1 *	Consent of Sidley Austin LLP (included in Exhibit 5.1).

23.2 *	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

24.1 *	Power of Attorney (included on the signature page of this Form S-8).

99.1 (4)	Atara Biotherapeutics, Inc. Amended and Restated 2014 Equity Incentive Plan.

99.2 (5)	Atara Biotherapeutics, Inc. 2014 Employee Stock Purchase Plan.

107*	Calculation of Filing Fee Table.

(1)	Filed as Exhibit 3.2 to Registrant’s Registration Statement on Form S-1 (File No. 333-196936), filed with the SEC on June 20, 2014, and incorporated herein by reference.
(2)	Filed as Exhibit 3.1 to Registrant’s Registration Statement on Form 8-K (File No. 001-36548), filed with the SEC on September 27, 2022, and incorporated herein by reference.
(3)	Filed as Exhibit 4.1 to Registrant’s Registration Statement on Form S-1 (File No. 333-196936), filed with the SEC on July 10, 2014, and incorporated herein by reference.
(4)	Filed as Exhibit 10.2 to Registrant’s quarterly report on Form 10-Q (File No. 001-36548), filed with the SEC on August 8, 2016, and incorporated herein by reference.
(5)	Filed as Exhibit 10.8 to Registrant’s Registration Statement on Form S-1 (File No. 333-196936), filed with the SEC on July 10, 2014, and incorporated herein by reference.
*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Thousand Oaks, State of California, on this 3rd day of January, 2024.

ATARA BIOTHERAPEUTICS, INC.

By:	/s/ Pascal Touchon
Pascal Touchon
President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Pascal Touchon and Eric Hyllengren, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Pascal Touchon Pascal Touchon, D.V.M.	President, Chief Executive Officer and Director (principal executive officer)	January 3, 2024

/s/ Eric Hyllengren Eric Hyllengren	Chief Financial Officer (principal financial and accounting officer)	January 3, 2024

/s/ Carol G. Gallagher Carol G. Gallagher, Pharm.D.	Chairman of the Board	January 3, 2024

/s/ Eric L. Dobmeier Eric L. Dobmeier	Director	January 3, 2024

/s/ Matthew K. Fust Matthew K. Fust	Director	January 3, 2024

/s/ William K. Heiden William K. Heiden	Director	January 3, 2024

/s/ Ameet Mallik Ameet Mallik	Director	January 3, 2024

/s/ Maria Grazia Roncarolo Maria Grazia Roncarolo, M.D.	Director	January 3, 2024